                                                                   Exhibit 4.10a

                                                                  Execution Copy


                                ROSETON OL LLC
                      NONRECOURSE PROMISSORY NOTE DUE IN
                     A SERIES OF INSTALLMENTS OF PRINCIPAL
                            WITH FINAL PAYMENT DATE
                              OF NOVEMBER 8, 2008

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
              SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED,
               SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT

No. 1                                             Issued at:  New York, New York

                                                  Issue Date: May 8, 2001

$64,325,000

     ROSETON OL LLC, a Delaware limited liability company (herein called the "Owner Lessor", which term includes any successor person under the Lease
 ------------
Indenture hereinafter referred to), hereby promises to pay to The Chase Manhattan Bank, in its capacity as trustee of the Roseton-Danskammer 2001-Series A Pass Through Trust, or its registered assigns, the principal sum of SIXTY-FOUR MILLION THREE HUNDRED TWENTY-FIVE THOUSAND DOLLARS AND NO/100 ($64,325,000) (the "Note Amount"), which is due and payable in a series of installments of
 -----------
principal with a final payment date of November 8, 2008, as provided below, together with interest at the rate of 7.27% per annum on the principal remaining unpaid from time to time from and including the Issue Date until paid in full.

     Interest on the outstanding principal amount under this Note shall be due and payable in arrears semiannually at the rate specified above, commencing on November 8, 2001, and on each May 8 and November 8 thereafter until the principal of this Note is paid in full or made available for payment. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The principal amount of this Note shall be due and payable in installments on each of the dates set forth on Schedule 1 hereto in an amount for each such date equal to the product of the percentage appearing opposite such date and the Note Amount; provided that upon any redemption of this Note in part pursuant to
             --------
Section 2.10 of the Lease Indenture (defined below) as a result of a termination of the Facility Lease in respect of a single Unit and not the entire Facility, each remaining principal amount to be calculated as described above shall be deemed reduced by an amount equal to the product of the amount of such remaining principal installment which would otherwise be payable and the Unit Percentage for such Unit. The provisions of the last sentence to the contrary notwithstanding, the last payment made under this Note shall be equal to the then unpaid balance of the principal of this Note plus all accrued and unpaid interest on, and any other amounts due under, this Note.

     Capitalized terms used in this Note that are not otherwise defined herein shall have the meanings ascribed thereto in the Indenture of Trust, Mortgage, Assignment of Leases and Rents and Security Agreement dated as of May 8, 2001 (the "Lease Indenture"), between the Owner Lessor and The Chase Manhattan Bank,
      ---------------
as trustee (the "Lease Indenture Trustee"), and the general provisions of
                 -----------------------
Appendix A thereto shall apply to the terms used in this Note.

     Interest (computed on the basis of a 360-day year of twelve 30-day months) on any overdue principal, premium (if any) and, to the extent permitted by Applicable Law, interest and any other amounts payable shall be paid on demand at the Overdue Rate for the period during which any such principal, premium or interest shall be overdue.

     The Facility Lessee and DHI have entered into a Registration Rights Agreement, dated as of May 8, 2001 (as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and, where applicable, the terms of the Operative Documents, the "Registration Rights Agreement"), with the Initial Purchasers
                -----------------------------
described therein. Pursuant to such Registration Rights Agreement, the Facility Lessee and DHI have agreed to use their reasonable best efforts to cause to become effective on or prior to the date which is 240 days after the Closing Date (i) the Exchange Offer Registration Statement or (ii) an Initial Shelf Registration Statement (as each such term is defined in the Registration Rights Agreement) and to maintain the respective effectiveness of such Registration Statements (as defined in the Registration Rights Agreement) as described in the Registration Rights Agreement. From and including the date on which an Illiquidity Event (as defined in the Registration Rights Agreement) with respect to this Lessor Note occurs to but excluding the date on which no Illiquidity Events with respect to this Lessor Note are in existence, liquidated damages payable in the manner of additional interest shall accrue on the outstanding principal amount of this Lessor Note (in addition to the interest otherwise payable with respect to this Lessor Note) at the rate of 0.50% per annum, which liquidated damages shall be payable hereon at the times, in the manner and subject to the same terms and conditions set forth herein and in the Lease Indenture, as nearly as may be, as though the interest rate set forth above had been increased by 0.50% per annum. Anything in the foregoing to the contrary notwithstanding, in the event that more than one Illiquidity Event with respect to this Lessor Note shall have occurred and be continuing at the same time, the maximum amount of liquidated damages payable in the manner of additional interest to accrue on this Lessor Note as set forth above shall be 0.50% per annum.

     In the event any date on which a payment is due under this Note is not a Business Day, then payment thereof shall be made on the next succeeding Business Day with the same effect as if made on the date on which such payment was due.

     Except as otherwise specifically provided in the Lease Indenture or the Participation Agreement, all payments of principal, premium, if any, and interest on this Note, and all payments of any other amounts due hereunder or under the Lease Indenture shall be made only from the Indenture Estate, and the Owner Lessor shall have no obligation for the payment thereof except to the extent that there shall be sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Section 3 of the Lease Indenture. The Noteholder, by its acceptance of this Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the Noteholder, as herein provided, and that, except as expressly provided in the Lease Indenture, the Participation Agreement or any other Operative Document, none of the Owner Participant, the Owner Lessor or the Lease Indenture Trustee is or shall be personally liable to the Noteholder for any amounts payable under this Note or under the Lease Indenture, or for any performance to be rendered under the Lease Indenture or any Assigned Document or for any liability under the Lease Indenture or any Assigned Document. In furtherance of the foregoing, to the fullest extent permitted by Applicable Law, the Noteholder (and each assignee of such Person), by its acceptance of this Note, agrees as a condition to its being secured under the Lease Indenture that it will not exercise any statutory right to negate the agreements set forth in this paragraph.

     The principal of and premium, if any, and interest on this Note shall be paid by the Paying Agent from the amounts available in the Indenture Estate, free and clear of and without reduction for or on account of all wire and like charges and without any presentment or surrender of this Note (except that, in the case of the final payment in respect of this Note, this Note shall be surrendered to the Lease Indenture Trustee) by mailing a check for the amount then due and payable, in New York Clearing House funds, to the Noteholder, at the last address of the Noteholder appearing on the Note Register, or by whichever of the following methods specified by notice from the Noteholder to the Lease Indenture Trustee: (a) by crediting the amount to be distributed to the Noteholder to an account maintained by the Noteholder with the Lease Indenture Trustee, (b) by making such payment to the Noteholder in immediately available funds at the Lease Indenture Trustee Office, or (c) by transferring such amount in immediately available funds for the account of the Noteholder to the banking institution having bank wire transfer facilities as shall be specified by the Noteholder, such transfer to be subject to telephonic confirmation of payment. All payments due with respect to this Note shall be made (i) as soon as practicable prior to the close of business on the date the amounts to be distributed by the Lease Indenture Trustee are actually received by the Lease Indenture Trustee if such amounts are received by 11:00 a.m., New York City time, on a Business Day or (ii) on the next succeeding Business Day if received after such time or if received on any day other than a Business Day. Prior to due presentment for registration of transfer of this Note, the Owner Lessor and the Lease Indenture Trustee may deem and treat the Person in whose name this Note is registered on the Note Register as the absolute owner and Noteholder of this Note for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Owner Lessor nor the Lease Indenture Trustee shall be affected by any notice to the contrary. All payments made on this Note in accordance with the provisions of this paragraph shall be valid and effective to satisfy and discharge the liability on this Note to the extent of the sums so paid and neither the Lease Indenture Trustee nor the Owner Lessor shall have any liability in respect of such payment.

     The Noteholder, by its acceptance of this Note, agrees that each payment received by it hereunder shall be applied in the manner set forth in Section 2.7 of the Lease

Indenture, which provides that each payment on the Note shall be applied as follows: first, to the payment of accrued and unpaid interest (including
         -----
interest on overdue principal and premium and, to the extent permitted by Applicable Law, overdue interest) on this Note to the date of such payment; second, to the payment of the principal amount of, and premium, if any, on this
------
Note then due (including any overdue installments of principal) thereunder; and third, to the extent permitted by Section 2.10 of the Lease Indenture, the
-----
balance, if any, remaining thereafter, to the payment of the principal amount of, and premium, if any, on this Note.

     This Note is the Note referred to in the Lease Indenture as the "Lessor Note ST". The Lease Indenture permits the issuance of additional notes ("Additional Lessor Notes"), as provided in Section 2.12 of the Lease Indenture,
  -----------------------
and the several Notes may be for varying principal amounts and may have different maturity dates, interest rates, redemption provisions and other terms. The properties of the Owner Lessor included in the Indenture Estate are pledged or mortgaged to the Lease Indenture Trustee to the extent provided in the Lease Indenture as security for the payment of the principal of and premium, if any, and interest on this Note and all other Notes issued and outstanding from time to time under the Lease Indenture.

     Reference is hereby made to the Lease Indenture for a statement of the rights of the Noteholder of, and the nature and extent of the security for, this Note and of the rights of, and the nature and extent of the security for, the holders of the other Notes and of certain rights of the Owner Lessor and the Owner Participant, as well as for a statement of the terms and conditions of the trust created by the Lease Indenture, to all of which terms and conditions the Noteholder agrees by its acceptance of this Note.

     This Note is subject to redemption, in whole or in part, as provided in Sections 2.10(a) and 2.10(e) of the Lease Indenture.

     This Note may be assumed, in whole but not in part, by the Facility Lessee, subject to the conditions set forth in Section 2.10(b) of the Lease Indenture. In connection with such an assumption, the Noteholder may be required to exchange this Note for a new Note evidencing such assumption.

     This Note may be assumed, in whole but not in part, on a joint and several basis, by the Owner Participant, subject to the conditions set forth in Section 2.10(c) of the Lease Indenture. In connection with such an assumption, the Noteholder may be required to exchange this Note for a new Note evidencing such assumption.

     In case either (i) a Regulatory Event of Loss under the Facility Lease shall occur or (ii) the Facility Lease shall have been terminated pursuant to
Section 13.1 thereof where the Facility Lessee purchases the Facility from the Owner Lessor, the obligations and liabilities of the Owner Lessor under this Note may, subject to the conditions set forth in Section 2.10(b) of the Lease Indenture, be assumed in whole by the Facility Lessee in which case the Owner Lessor shall be released and discharged from all such obligations. In connection with such an assumption, the Noteholder may be required to exchange this Note for a new Note evidencing such assumption.

     In case a Lease Indenture Event of Default shall occur and be continuing, the unpaid balance of the principal of this Note together with all accrued but unpaid interest thereon may, subject to certain rights of the Owner Lessor and the Owner Participant contained or referred to in the Lease Indenture, be declared or may become due and payable in the manner and with the effect provided in the Lease Indenture.

     There shall be maintained at the Lease Indenture Trustee Office a register for the purpose of registering transfers and exchanges of Notes in the manner provided in the Lease Indenture. The transfer of this Note is registrable, as provided in the Lease Indenture, upon surrender of this Note for registration of transfer duly accompanied by a written instrument of transfer duly executed by or on behalf of the registered Noteholder, together with the amount of any applicable transfer taxes.

     It is expressly understood and agreed by the Noteholder that (a) this Note is executed and delivered by Wilmington Trust Company ("Wilmington"), not
                                                        ----------
individually or personally but solely as manager of the Owner Lessor under the LLC Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the undertakings and agreements in this Note made on the part of the Owner Lessor is made and intended not as personal undertakings and agreements by Wilmington but is made and intended for the purpose for binding only the Owner Lessor, (c) nothing contained in this Note shall be construed as creating any liability on Wilmington individually or personally, to perform any covenant either expressed or implied contained in this Note, all such liability, if any, being expressly waived by the Noteholder or by any Person claiming by, through or under such Noteholder, and (d) under no circumstances shall Wilmington, be personally liable for the payment of any indebtedness or expenses of the Owner Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessor under this Note.

     This Note shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the Owner Lessor has caused this Note to be duly executed as of the date hereof.


                         ROSETON OL LLC


                         By:  Wilmington Trust Company,
                              not in its individual capacity, but solely as the Lessor Manager under the LLC Agreement


                              By:  ________________________________________
                                   Name:
                                   Title:

     This is the Lessor Note ST referred to in the within-mentioned Lease Indenture.

                         THE CHASE MANHATTAN BANK
                         not in its individual capacity, but solely as the Lease Indenture Trustee


                         By:  ____________________________________________
                              Name:
                              Title:

                            FORM OF TRANSFER NOTICE

          FOR VALUE RECEIVED the undersigned registered Noteholder hereby sell(s) assign(s) and transfer(s) unto


Insert Taxpayer Identification No.
----------------------------------

__________________________________

__________________________________
(Please print or typewrite name and address including zip code of assignee)

__________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

__________________________________
attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.


Date: ____________________________           ____________________________
                                             (Signature of Transferor)

                                             NOTE: The signature to this
                                             assignment must correspond with the
                                             name as written upon the face of
                                             the within-mentioned instrument in
                                             every particular, without
                                             alteration or any change
                                             whatsoever.

                                                                      Schedule 1
                                                                         to Note

                      Schedule of Principal Amortization
                         Note Amount = $64,325,000.00
                              Facility - Roseton

                                             % of Note
         Payment Date                      Amount Payable
          Nov 8 2001                        0.0000000000
          May 8 2002                        0.0000000000
          Nov 8 2002                        0.0000000000
          May 8 2003                        0.0000000000
          Nov 8 2003                        0.0000000000
          May 8 2004                        0.0000000000
          Nov 8 2004                        0.0000000000
          May 8 2005                        0.0000000000
          Nov 8 2005                        0.0000000000
          May 8 2006                        0.0000000000
          Nov 8 2006                        0.0000000000
          May 8 2007                        0.0000000000
          Nov 8 2007                       73.2623396813
          May 8 2008                        0.0000000000
          Nov 8 2008                       26.7376603187